EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Paul Caminiti/Carrie Bloom/Jonathan Doorley

Sard Verbinnen & Co

212/687-8080

Castle Brands Announces Share Repurchase

Adopts Stock Repurchase Program of up to 2.5 Million Shares

NEW YORK, June 21, 2010 — Castle Brands Inc. (AMEX: ROX), an emerging developer and international marketer of premium beverage alcohol brands, today announced that it has repurchased 3,790,562 shares of its common stock at a price of $0.27 per share in a privately-negotiated transaction. The Company also announced that its board of directors approved a stock repurchase program authorizing the Company to buy up to an additional 2,500,000 shares of its common stock.

“Today’s share repurchase demonstrates our determination to repurchase shares opportunistically,” said Richard J. Lampen, the Company’s President and Chief Executive Officer. “Our new stock repurchase program will allow us to continue to enhance shareholder value.”

The repurchase program authorizes the Company to purchase its common stock from time to time through open market purchases, negotiated transactions or other means, including accelerated share repurchases and 10b5-1 trading plans in accordance with applicable securities laws. The repurchase program may be discontinued, modified or suspended at any time.

The Company also announced that it has entered into a $2 million loan agreement with Frost Gamma Investments Trust, which is affiliated with Phillip Frost, M.D., the Company’s principal shareholder and a director. Borrowings bear interest at a rate of 11% per annum. The loan matures on June 21, 2012.

About Castle Brands Inc.
Castle Brands is an emerging developer and international marketer of premium beverage alcohol brands, including, Boru® Vodka, Gosling’s Rum®, Pallini® LimoncelloTM, RaspicelloTM and PeachcelloTM, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Jefferson’sTM, Jefferson’s Presidential SelectTM and Jefferson’s Reserve® Bourbon, Betts & SchollTM wines, Celtic Crossing® Liqueur, Brady’s® Irish Cream and TierrasTM tequila. Additional information concerning the company is available on the company’s website, www.castlebrandsinc.com.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include our history of losses and expectation of further losses, our ability to expand our operations in both new and existing markets, our ability to develop or acquire new brands, our relationships with distributors, the success of our marketing activities, the effect of competition in our industry and economic and political conditions generally, including the current recessionary economic environment and concurrent market instability. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K, as amended, for the year ended March 31, 2009, filed with the Securities and Exchange Commission.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.